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                                                                   Exhibit 23(E)

                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in this Registration Statement (Form S-3 No. 333-___) of our report dated January 21, 1999, with respect to the consolidated financial statements of D&N Financial Corporation for the year then ended December 31, 1998, which report is included in the annual report (Form 10-K) of Republic Bancorp, Inc. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Detroit, Michigan
September 21, 2001